                               SCHEDULE 14A
                              (RULE 14A-101)


                  INFORMATION REQUIRED IN PROXY STATEMENT


                         SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

          Filed by the Registrant    [X]

          Filed by a Party other than the Registrant    [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
               14a-12

          [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                        ENERGY SEARCH, INCORPORATED
---------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
---------------------------------------------------------------------------
     (5)  Total fee paid:
---------------------------------------------------------------------------
     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
---------------------------------------------------------------------------
     (1)  Amount previously paid:
---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:
---------------------------------------------------------------------------
     (3)  Filing party:
---------------------------------------------------------------------------
     (4)  Date filed:
---------------------------------------------------------------------------

                     [ENERGY SEARCH INCORPORATED LOGO]

                      280 FORT SANDERS WEST BOULEVARD
                                 SUITE 200
                        KNOXVILLE, TENNESSEE 37922

                         NOTICE OF ANNUAL MEETING

TO OUR SHAREHOLDERS:

          The annual meeting of shareholders of Energy Search, Incorporated will be held at the Gettysvue Country Club, 9317 Linksvue Drive, Knoxville, Tennessee, on Thursday, June 17, 1999, at 10:00 a.m., local time, for the following purposes:

(i)   Election of two directors for terms expiring in 2002.
(ii) Adoption of a proposal to amend the Company's Stock Option and Restricted Stock Plan of 1998.
(iii) Transaction of such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 30, 1999, are entitled to notice of and to vote at the meeting or any adjournment of the meeting. A list of shareholders entitled to receive notice of and vote at the annual meeting of shareholders will be available for examination by Company shareholders at the office of Robert L. Remine, Secretary and Treasurer of the Company, located at 280 Fort Sanders West Boulevard, Suite 200, Knoxville, Tennessee, during ordinary business hours beginning on May 10, 1999.

     A copy of the Annual Report to Shareholders for the year ended December 31, 1998, is enclosed with this Notice. The following Proxy Statement and enclosed proxy are being furnished to shareholders on and after May 7, 1999.

                              By Order of the Board of Directors



                              Robert L. Remine, SECRETARY AND TREASURER

May 7, 1999

---------------------------------------------------------------------------
      YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING,
         PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.
---------------------------------------------------------------------------

                        ENERGY SEARCH, INCORPORATED
                      280 FORT SANDERS WEST BOULEVARD
                                 SUITE 200
                        KNOXVILLE, TENNESSEE 37922

                      ANNUAL MEETING OF SHAREHOLDERS

                               JUNE 17, 1999

                              PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are being furnished to holders of common stock, no par value, of Energy Search, Incorporated (the "Company") on and after May 7, 1999, in connection with the solicitation by the Company's Board of Directors of proxies for use at the annual meeting of shareholders to be held on June 17, 1999, and any adjournment of that meeting. The annual meeting will be held at the Gettysvue Country Club, 9317 Linksvue Drive, Knoxville, Tennessee, at 10:00 a.m., local time.

     The purpose of the annual meeting is to consider and vote upon: (i) election of two directors for terms expiring in 2002; and (ii) adoption of a proposal to amend the Company's Stock Option and Restricted Stock Plan of 1998. If a proxy in the enclosed form is properly signed and returned to the Company, the shares represented by the proxy will be voted at the annual meeting and any adjournment of that meeting. If a shareholder specifies a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees named in this Proxy Statement, for adoption of an amendment to the Company's Stock Option and Restricted Stock Plan of 1998 and in accordance with the judgment of the persons named as proxies with respect to any other matter that may come before the meeting or any adjournment. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

     A proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company or by attending and voting at the annual meeting.


                           ELECTION OF DIRECTORS

     The Board of Directors has nominated the following two nominees for election as directors for terms expiring at the 2002 annual meeting:

          Richard S. Cooper
          Douglas A. Yoakley

     Both of the nominees are presently directors of the Company whose terms will expire at the annual meeting. The proposed nominees are willing to be elected and to serve. In the event that a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

     A plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                  ELECTION OF BOTH NOMINEES AS DIRECTORS


                  ADOPTION OF AMENDMENT TO STOCK OPTION
                     AND RESTRICTED STOCK PLAN OF 1998

     On April 13, 1998, the Board of Directors adopted, and the shareholders subsequently adopted, the Company's Stock Option and Restricted Stock Plan of 1998 (the "Plan"). As adopted in 1998, the Plan permits the issuance of 300,000 shares (subject to certain antidilution adjustments) of the Company's Common Stock.

     On April 23, 1999, the Board of Directors adopted an amendment to the Plan, subject to shareholder adoption, to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan by 700,000 shares to a total of 1,000,000 shares. Before the proposed amendment, as of April 23, 1999, an aggregate of 214,150 shares of the Company's Common Stock have been granted or committed under the Plan, and 85,850 shares (plus any shares that might in the future be returned to the Plan as a result of cancellations or expirations of options) remain available for future grants under the Plan.

     The Board of Directors adopted the proposed amendment for several reasons. Before adoption of the Plan, the Board of Directors granted officers, directors, employees and agents 79,650 common stock purchase warrants (the "General Private Warrants") exercisable at $6.50 per share any time before January 24, 2002. Effective January 1, 1999, 19,000 of these warrants were reissued with a reduced exercise price of $4.50 per share. The reissued securities were granted under the Plan. For administrative and consistency purposes, the Board of Directors deems it advisable to reissue the remaining General Private Warrants under the Plan, and plans to do so if the amendment is adopted by the shareholders.

     Before the Company became a public company in January 1997, the Board of Directors authorized the issuance of 450,000 executive officer common stock purchase warrants to Charles P. Torrey, Jr., the Company's Chief Executive Officer, Richard S. Cooper, the Company's President, and Robert
L. Remine, the Company's Secretary and Treasurer. Each executive officer was granted 150,000 warrants which vest over a five-year period at a rate of 30,000 warrants per year commencing in January of 1997.

     As of January of 1999, 270,000 of these executive officer warrants have vested in favor of the three executive officers. The remaining warrants are scheduled to vest at 90,000 per year in January of 2000 and January of 2001. The vested warrants may be exercised at any time within five years from the vesting date and had an original exercise price of $8.00 per share. Effective January 1, 1999, the Company reduced the exercise price of the warrants to $4.50 per share. The Board of Directors believes it is appropriate and advisable to bring these executive officer common stock purchase warrants under the terms of the Plan.

     The Board also deems it appropriate and advisable to increase the total amount of options that may be awarded under the Plan to any participants in the Plan. In all other respects, the Plan's terms and conditions would be the terms and conditions of the Plan previously adopted by the Company's shareholders.

INTRODUCTION AND PURPOSE OF THE PLAN

     The Board of Directors continues to believe that the Company's long-term interests are best advanced by aligning the interests of its key leaders and employees with the interests of its shareholders. To attract and retain directors, officers and other key employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Company made by these individuals, the Board of Directors and the shareholders adopted the Plan. The Board of Directors believes that it is advisable to make additional shares available for stock option grants and restricted stock awards under the Plan.

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the Employee Retirement Income Security Act of 1974. The Company intends to register shares covered by the Plan under the Securities Act of 1933, as amended.

     The following is a summary of the principal features of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan, as amended, the complete text of which is attached as Appendix A to this Proxy Statement.

PARTICIPANTS IN THE PLAN

     Under the Plan (with certain limitations discussed below), corporate directors (currently five individuals), executive officers, including those listed in the summary compensation table presented in this Proxy Statement (currently four individuals), and other full time employees (currently 16 individuals) of the Company are eligible to receive stock options and/or restricted stock. Other individuals eligible to participate in the Plan may join the Company in the future. Directors, officers and key employees of the Company may be deemed to have an interest in the Plan because they may receive stock options and/or restricted stock under the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Executive Management and Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is intended to consist of two or more directors who are "non-employee directors," as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. In addition, at least two of the directors on the Compensation Committee are intended to be "outside directors," as that term is defined in the regulations issued pursuant to
Section 162(m) of the Code.

     The Compensation Committee makes determinations, subject to the terms of the Plan, as to the persons to receive stock options and restricted stock, the amount of stock options and restricted stock to be granted to each person, the terms of each grant and all other determinations necessary or advisable for administration of the Plan. The Compensation Committee may amend the terms of stock options and restricted stock granted under the Plan from time to time in a manner consistent with the Plan. The Compensation Committee has full authority and discretion to interpret the Plan.

     The Board of Directors may terminate the Plan at any time and may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding stock option or grant of restricted stock without the consent of the participant, except according to the terms of the stock option or restricted stock. Unless earlier terminated by the Board of Directors, the Plan terminates on April 12, 2008.

     The Compensation Committee may provide that upon the occurrence of a "change in control" of the Company (as defined in the Plan), any or all stock options would become fully vested immediately, nonforfeitable or otherwise no longer subject to any restriction.

STOCK OPTION AWARDS

     INTRODUCTION. Certain stock options that have been and in the future may be granted to officers and employees under the Plan may qualify as incentive stock options as defined in Section 422(b) of the Code
("Incentive Stock Options"). Other stock options do not qualify as Incentive Stock Options within the meaning of Section 422(b) of the Code ("Nonqualified Options").

     STOCK OPTION GRANTS. The Compensation Committee may grant stock options at any time before termination of the Plan according to its terms. The Compensation Committee, in its discretion, may grant options for any amount of consideration, or no consideration. In general, the Compensation Committee expects that the Company would receive no consideration upon the award of options other than the services of the recipient. The Compensation Committee sets forth the terms of individual grants of stock options in stock option agreements. These stock option agreements contain such terms, conditions and restrictions consistent with the provisions of the Plan, as the Compensation Committee determines to be appropriate. The restrictions may include vesting requirements to encourage long-term contribution to the Company.

     In addition to the discretionary grants to executive officers and other key employees, the Plan provides for automatic grants of stock options to non-employee directors. Except in limited circumstances, a stock option to purchase 2,500 shares of Common Stock is granted automatically on the date of the Company's annual meeting of shareholders to each director of the Company who is, at the close of each such annual meeting, a non-employee director. In addition, each non-employee director is at the time of his or her initial election or appointment granted a stock option to purchase 2,500 shares of Common Stock. These stock options are granted at an option price equal to the fair market value of the stock at the date of grant. Stock options granted to non-employee directors are treated as Nonqualified Options.

     A stock option granted to a participant who, at the time of such grant, owns, together with stock attributed to the participant under
Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company may not be designated as an Incentive Stock Option unless the stock option agreement provides (i) an exercise price equal to at least 110% of the market value of the stock, and
(ii) that the stock option may not be exercised after five years from the date of grant.

     The Company may not grant any participant in the Plan, with respect to any calendar year, awards representing more than 50% of the total number of shares of Common Stock available for awards under the Plan.

     A participant may not transfer a stock option except by will or the laws of descent and distribution, unless the Compensation Committee otherwise consents or the terms of the option agreement otherwise provide.

     EXERCISE PRICE AND PAYMENT. The per share price at which the participant may exercise his or her option and purchase the underlying shares is determined by the Compensation Committee and, in the case of an Incentive Stock Option, is a price at least equal to or greater than the "Market Value" of the Company's stock on the date of grant. "Market Value" is defined in the Plan to be the average of the highest and lowest sales prices of the Company's Common Stock on the Nasdaq SmallCap Market (or any successor exchange that is the primary stock exchange for trading of common stock) on the date of grant, or if the Nasdaq SmallCap Market (or any such successor) is closed on that date, the last preceding date on which the Nasdaq SmallCap Market (or any such successor) was open for trading and on which shares were traded. On April 23, 1999, the Market Value of the Company's Common Stock was $4.25 per share.

     When exercising all or a portion of a stock option, a participant may pay the exercise price with cash or, with the consent of the Compensation Committee, shares of the Company's Common Stock. If shares of stock are used to pay the exercise price and the Compensation Committee consents, a participant can use the value of shares received upon exercise for further exercises in a single transaction. The Compensation Committee also may authorize payment of all or a portion of the option price in the form of a promissory note or installments on such terms as the Compensation Committee may approve. The Board of Directors may restrict or suspend the power of the Compensation Committee to permit such loans and require that such loans be adequately secured.

     Whenever stock options are issued or exercised under the Plan or upon a disqualifying disposition of an Incentive Stock Option, the Company may, if appropriate, withhold from any cash otherwise payable to the participant or require the participant to remit to the Company an amount sufficient to satisfy all applicable federal, state and local withholding taxes. Withholding may be satisfied by withholding Common Stock to be received upon exercise of a stock option or by delivery to the Company of shares of previously owned Common Stock.

     TERM OF STOCK OPTIONS. The time period in which a participant is permitted to exercise his or her stock option is determined by the Compensation Committee. However, the term of an Incentive Stock Option may not exceed 10 years from the date of the grant and the term of a Nonqualified Option may not exceed 15 years from the date of the grant.

     In general, a stock option is no longer exercisable at the end of its stated term. However, if the participant ceases to be employed by or a director of the Company for any reason other than death, disability, termination for cause or other reason set forth in the stock option agreement, then the stock option expires after 90 days. The Compensation Committee may permit a participant to exercise a stock option for an extended period beyond the 90 days if (i) the participant retires after age 62 or upon any other age determined by the Compensation Committee ("Normal Retirement"), (ii) the participant voluntarily terminates employment with the written consent of the Compensation Committee after he or she has attained 55 years of age and completed 10 years of service ("Early Retirement"), or (iii) the participant voluntarily terminates employment and the Compensation Committee determines the termination to be in the best interests of the Company ("Consensual Severance"). However, no extension may extend beyond the earlier of either three years from the date of termination or the date on which the option would expire by its terms.

     A participant's ability to exercise a stock option differs upon the death, disability or termination for cause of the participant. Generally, if the participant dies, the stock option expires in one year. If the participant becomes disabled (as defined in the Plan), the stock option expires one year from the date of disability. Finally, if the participant is terminated for cause, the stock option terminates and the holder would forfeit all rights to exercise any outstanding options.

     For federal income tax purposes, a participant does not recognize income and the Company does not receive a deduction at the time an Incentive Stock Option is granted. A participant exercising an Incentive Stock Option does not recognize income at the time of the exercise. The difference between the market value and the exercise price, however, is a tax preference item for purposes of calculating alternative minimum tax. Upon sale of the stock, as long as the participant holds the stock for at least one year after the exercise of the stock option and at least two years after the grant of the stock option, the participant's basis is equal to the exercise price and the participant would pay tax on the difference between the sale proceeds and the exercise price as capital gain. The Company does not receive a deduction for federal income tax purposes. If, before the expiration of either of the above holding periods, the participant sells shares acquired under an Incentive Stock Option, the tax deferral is lost and the participant generally recognizes compensation income equal to the difference between the exercise price and the fair market value at the time of exercise. The Company then receives a corresponding deduction for federal income tax purposes. Additional gains, if any, recognized by the participant result in the recognition of short- or long-term capital gain.

     Federal income tax laws provide different rules for Nonqualified Options. Under current federal income tax laws, a participant does not recognize any income and the Company does not receive a deduction at the time a Nonqualified Option is granted. If a Nonqualified Option is exercised, the participant recognizes compensation income in the year of exercise equal to the difference between the exercise price and the fair market value on the date of exercise. The Company receives a corresponding deduction for federal income tax purposes. The participant's tax basis in the shares acquired is increased by the amount of compensation income recognized. Sale of the stock after exercise results in recognition of short- or long-term capital gain or loss.

TAX BENEFIT RIGHTS

     In addition to the authority to grant stock options under the Plan, the Compensation Committee also can grant tax benefit rights, which, if granted, would be subject to such terms and conditions as the Compensation Committee determined appropriate. The Company has not and currently has no intention to grant such rights. A tax benefit right is a cash payment received by a participant upon exercise of a stock option. The amount of the payment would not exceed the amount determined by multiplying the ordinary income realized by the participant (and deductible by the Company) upon exercise of a Nonqualified Option, or upon a disqualifying disposition of an Incentive Stock Option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations plus the applicable state and local tax imposed on the exercise of the stock option or disqualifying disposition. Unless the Compensation Committee provides otherwise, the net amount of a tax benefit right, subject to withholding, could be used to pay a portion of the exercise price.

RESTRICTED STOCK AWARDS

     The Plan also allows the Compensation Committee to award restricted stock, subject to such terms and conditions that the Compensation Committee from time to time determines. As with stock option grants, the Compensation Committee sets forth the terms of individual awards of restricted stock in restricted stock agreements. Restricted stock granted by the Compensation Committee vests in accordance with restricted stock agreements. Generally, unless the Compensation Committee provides otherwise in a restricted stock agreement, if a participant's employment is terminated during the restricted period set by the Compensation Committee for any reason other than death, disability, retirement (as defined in the Plan) or termination for cause, the participant's restricted stock is entirely forfeited. If the participant's employment terminates during the restricted period by reason of death, disability or retirement, the restrictions on the participant's shares terminate automatically and the restricted stock vests as of the date of termination. If the participant's employment is terminated for cause, the participant's restricted stock automatically is forfeited unless the Compensation Committee and the Board determine otherwise.

     Without Compensation Committee authorization, a recipient of restricted stock is not allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of the stock other than to the Company or by will or the laws of descent and distribution. In addition, the Compensation Committee can impose other restrictions on shares of restricted stock. Holders of restricted stock enjoy all other rights of a shareholder with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to shares of Common Stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares are subject to the same terms, conditions and restrictions that are applicable to the restricted stock for which the shares are received.

     Generally, a participant does not recognize income upon the award of restricted stock. However, a participant is required to recognize compensation income on the value of restricted stock at the time the restricted stock vests (when the restrictions lapse). At the time the participant recognizes compensation income, the Company is entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant does not recognize income and the Company does not receive a deduction. Before the lapse of restrictions, dividends paid on restricted stock are reported as compensation income to the participant and the Company receives a corresponding deduction.

     A participant can, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income is the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock is treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election are taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant is not allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant realizes capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

     Section 162(m) of the Code limits to $1 million the annual income tax deduction that may be claimed by a publicly held corporation for compensation paid to its chief executive officer and to the four most highly compensated officers other than the chief executive officer. Qualified "performance-based" compensation is exempt from the $1 million limit and may be deducted even if other compensation exceeds $1 million. The Plan is intended to provide performance-based compensation under
Section 162(m) to permit compensation associated with stock options and restricted stock awarded under the Plan to be tax deductible while allowing, as nearly as practicable, the continuation of the Company's preexisting practices with respect to the award and taxation of stock options and restricted stock.

     Because the number of participants and the market value of the Company's Common Stock on the grant date cannot presently be determined, the benefits or amounts that will be received by participants under the Plan are not determinable. However, the chart set forth below shows the number of options and restricted stock that have been granted to the following persons or groups of persons under the Plan as of April 23, 1999:

                             NEW PLAN BENEFITS
              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998
                                              STOCK OPTIONS                        RESTRICTED STOCK
                                       --------------------------            ----------------------------
                                                       NUMBER OF
                                                       SECURITIES
                                        DOLLAR         UNDERLYING             DOLLAR             NUMBER
       GROUPS                          VALUE<F1>       OPTIONS<F2>           VALUE<F3>          OF SHARES
--------------------------             ---------       -----------           ---------          ---------
Charles P. Torrey, Jr.,                    --             30,000                 --                 --
Chief Executive Officer
  and Director

Richard S. Cooper,                         --             30,000                 --                 --
President and Director

Robert L. Remine,                          --             30,000                 --                 --
Secretary, Treasurer and
  Director

Executives as a Group                      --             90,000                 --                 --
(three persons)

Non-Executive Director                     --             10,000            $10,000              2,000
Group (two persons)

Non-Executive Officer                      --              9,000                 --                 --
Employee Group
(two persons)
                                     -10-

----------------

<F1> The dollar value of a stock option is determined by calculating the spread between the exercise price of the option and the current value of the Company's Common Stock as of April 23, 1999, regardless of whether the option is exercisable on that date.

<F2> These options represent securities granted pursuant to the Plan which also were previously granted and have vested in 1998 under the Company's executive officer common stock purchase warrant program. Executive officer common stock purchase warrants granted and vested before 1999, totaling 180,000 in the aggregate, have not yet been reissued under the Plan. However, it is the Company's intention to do so if the proposed amendment to the Plan is adopted by the shareholders.

<F3> The dollar value of restricted stock is determined based on the closing market price of the Company's Common Stock as of the date of grant.

     Excluded from the above table are 60,650 General Private Warrants currently outstanding in favor of officers, directors, employees and agents of the Company which were issued before adoption of the Plan. It is expected that these warrants will be reissued as options under the Plan. The warrants have no dollar value was defined above.

     Also excluded from the above table are 180,000 executive officer common stock purchase warrants that have been granted and have vested, and 180,000 executive officer warrants that have been granted but have not yet vested. These warrants were granted before the Company's public offering in January of 1997 pursuant to the Company's executive officer common stock purchase warrant program. It is the Company's intention that all of these warrants will be reissued or otherwise brought under the terms of the Plan if the proposed amendment to the Plan is adopted by the shareholders. The warrants have no dollar value as defined above.

     Also excluded from the above table are 30,000 shares of restricted stock committed to be issued to John M. Johnson, Vice President-Exploration and Development as of December 31, 1999 (10,000 shares), December 31, 2000 (10,000 shares) and upon sale or merger of the Company (10,000 shares), provided Mr. Johnson continues to be employed by the Company.

     The above table also excludes 7,000 shares of restricted stock committed to be issued to non-executive officer employees on or about December 31, 1999 provided the employees continued to be employed by the Company as of such date.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on this proposal is required to adopt the amendment to the Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will have the same effect as votes against approval of the Plan.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
            ADOPTION OF THE AMENDMENT TO THE STOCK OPTION AND
                       RESTRICTED STOCK PLAN OF 1998


                             VOTING SECURITIES

     Holders of record of Common Stock, at the close of business on April 30, 1999, will be entitled to notice of and to vote at the annual meeting and any adjournment of the meeting. As of April 23, 1999, there were 4,014,308 shares of Common Stock outstanding, each having one vote on each matter presented for shareholder action. Shares cannot be voted unless the shareholder is present at the meeting or represented by proxy.

                         OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to each individual known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of April 23, 1999:

                                                  AMOUNT AND NATURE OF BENEFICIAL
                                                          OWNERSHIP <F1>
                                      -------------------------------------------------------
                                      SOLE VOTING AND      SHARED VOTING                          PERCENT
              NAME OF                   DISPOSITIVE       OR DISPOSITIVE     TOTAL BENEFICIAL        OF
         BENEFICIAL OWNER                POWER<F2>           POWER<F3>      OWNERSHIP<F2><F3>      CLASS
      ---------------------           ---------------     --------------    -----------------     -------
Charles P. Torrey, Jr.                     430,334            10,300              440,634           10.7
280 Fort Sanders West Boulevard,
Suite 200
Knoxville, Tennessee 37922

Richard S. Cooper                          420,183                --              420,813           10.2
280 Fort Sanders West Boulevard,
Suite 200
Knoxville, Tennessee 37922



                                     -12-

Robert L. Remine                           431,670             2,400              434,070           10.5
280 Fort Sanders West Boulevard,
Suite 200
Knoxville, Tennessee 37922
____________________________

<F1> The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

<F2> These numbers include shares that may be acquired through the conversion of issued and outstanding convertible preferred stock, as well as shares that may be acquired upon the exercise of stock options or warrants granted under various Company plans within 60 days after April 30, 1999. The number of shares subject to stock options exercisable within 60 days after April 30, 1999, for each listed person is shown below:

                    Mr. Torrey                    115,251
                    Mr. Cooper                    101,160
                    Mr. Remine                    105,251

<F3> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

                    SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned as of April 30, 1999 by each of the Company's directors and nominees for director, each of the named executive officers and all of the Company's directors and executive officers as a group:

                                                  AMOUNT AND NATURE OF BENEFICIAL
                                                          OWNERSHIP <F1>
                                      -------------------------------------------------------
                                      SOLE VOTING AND      SHARED VOTING                          PERCENT
         NAME OF                        DISPOSITIVE       OR DISPOSITIVE     TOTAL BENEFICIAL        OF
    BENEFICIAL OWNER                     POWER<F2>           POWER<F3>      OWNERSHIP<F2><F3>      CLASS
-----------------------               ---------------     --------------    -----------------     -------
Charles P. Torrey, Jr.                     430,334            10,300               440,634          10.7
Richard S. Cooper                          420,183                --               420,183          10.2
Robert L. Remine                           431,670             2,400               434,070          10.5
John M. Johnston                            60,200                --                60,200           1.5
Douglas A. Yoakley                          10,822                --                10,822          <F*>
Kim A. Walbe                                 6,000                --                 6,000          <F*>
All directors and executive
  officers as a group                    1,359,209            12,700             1,371,909          32.9
-------------------

<F*> Less than 1%.

<F1> The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

<F2> These numbers include shares that may be acquired through the conversion of issued and outstanding convertible preferred stock, as well as shares that may be acquired upon the exercise of stock options or warrants granted under various Company plans within 60 days after April 30, 1999. The number of shares subject to stock options exercisable within 60 days after April 30, 1999, for each listed person is shown below:

                Mr. Torrey                             115,251
                Mr. Cooper                             101,160
                Mr. Remine                             105,251
                Mr. Johnston                                --
                Mr. Yoakley                              5,000
                Mr. Walbe                                5,000
                All directors and executive
                 officers as a group                   331,662






                                     -14-

<F3> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

                            BOARD OF DIRECTORS

     The Company's Board of Directors currently consists of five directors, two of whom are standing for reelection. The Company's Charter and Bylaws provide that the Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as possible. Each class of directors serves a term of office of three years, with the term of one class expiring at the annual meeting of shareholders in each successive year.

     Biographical information as of April 30, 1999, is presented below for each person who is a director and nominees who are nominated for election as a director at the annual meeting of shareholders. Except as indicated, all have had the same principal positions and employment for over five years.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2002

     RICHARD S. COOPER (age 49) has been a director of the Company since its inception in 1990. Mr. Cooper, a founder of the Company, has served as the Company's President since 1990. Mr. Cooper actively has participated in the syndication, capital formation, investment and management of over $50 million in oil and gas related programs for the Company. Mr. Cooper is licensed to practice law in the State of Tennessee and, before 1991, practiced business and real estate law in Knoxville, Tennessee.

     DOUGLAS A. YOAKLEY (age 44), a certified public accountant, has been a director of the Company since March 1997. Mr. Yoakley founded Pershing & Yoakley & Associates, a multi-specialty public accounting firm with over 100 employees in three offices, including Knoxville and Chattanooga, Tennessee and Clearwater, Florida. Mr. Yoakley is a member of the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants. Mr. Yoakley serves as a director for The Philadelphians, Inc., Healthcare Horizons, Inc., Camel Manufacturing, Inc. and Clinical Laboratories, Inc.

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2000

     ROBERT L. REMINE (age 50), a certified public accountant, has been a director of the Company since its inception in 1990. Mr. Remine, a founder of the Company, has served as the Company's Secretary and Treasurer since 1990. Mr. Remine actively has participated in the syndication, capital formation, investment and management of over $50 million in oil and gas related programs for the Company. Mr. Remine is responsible for overview of all financial, tax and accounting matters of the Company. Mr. Remine is a registered securities representative, principal, director and secretary and treasurer of Equity Financial Corporation ("EFC"), a wholly owned subsidiary of the Company. EFC is a member of the National Association of Securities-Dealers and a registered broker-dealer with the Securities and Exchange Commission and in the states of Tennessee, Alabama, Georgia, Florida and Kentucky.

     KIM A. WALBE (age 53) has been a director of the Company since March 1997. Mr. Walbe is an independent consultant supervising drilling and completion of wells in West Virginia, Virginia and Kentucky. Mr. Walbe prepares oil and gas reserve reports for wells in New York, Pennsylvania, West Virginia, Ohio, Kentucky and Virginia. Mr. Walbe also is involved in supervising acquisition quality control and interpretation of all forms of electric log data, including deviated well data. Mr. Walbe functions as well-site geologist in Kentucky, West Virginia and Virginia; evaluates leases in Ohio, Virginia, Pennsylvania, West Virginia, New York and Kentucky; interprets aerial photography and prepares geological structure maps from interpretations; prepares lineation/fracture/borehole television maps for Devonian Shale well site selection and prepares and delivers testimony in oil and gas litigation as an expert witness. Mr. Walbe is an Adjunct Professor of Geology at the University of Charleston. Mr. Walbe also has been a contract consultant since 1985 to the Gas Research Institute's Devonian Shale Program. Mr. Walbe is a member of the Appalachian Geological Society, American Institute of Professional Geologists, Society of Petroleum Engineers of A.I.M.E., Society of Professional Well Log Analysts and American Society for Photogrammetry and Remote Sensing.

INCUMBENT DIRECTOR - TERM EXPIRING IN 2001

     CHARLES P. TORREY, JR. (age 52) has been a director of the Company since its inception in 1990. Mr. Torrey, a founder of the Company, has served as the Company's Chief Executive Officer since 1990. Mr. Torrey actively has participated in the syndication, capital formation, investment and management of over $50 million in oil and gas related programs for the Company. Mr. Torrey's current responsibilities for the Company include interfacing with capital markets, development of corporate growth strategies, capital formation and financial operations. Mr. Torrey is a registered securities representative, principal, director and president of EFC. In 1986, Mr. Torrey received his certification as a Certified Financial Planner from the College of Financial Planning, Denver, Colorado.

SIGNIFICANT EMPLOYEE

     JOHN M. JOHNSTON (age 39) joined the Company as a petroleum geologist in December 1993 and became Vice President-Exploration and Development in January of 1996. Mr. Johnston specializes in subsurface geological analysis, reservoir engineering, wellsite geology, well completion design and supervision and production maintenance. Mr. Johnston also manages the use of advanced geologic (GeoGraphix) and reservoir engineering (GEMS) computer programs. Before joining the Company, from 1987 through December of 1993, Mr. Johnston served as manager of geology and reservoir engineering for Halwell Company, Inc. of Marietta, Ohio and senior geologist and project manager for Energy Omega, Inc. of Marietta, Ohio, an affiliate of Halwell Company, Inc. From 1981 through 1986, Mr. Johnston worked as a staff exploration geologist for Chevron U.S.A. and Gulf Oil Corp. Mr. Johnston presently is working on his thesis in connection with a Masters of Science Degree in Geology at the University of Cincinnati. Mr. Johnston was awarded a Chevron Fellowship, was a Marathon Oil Scholar and an Edmund J. James Scholar. Mr. Johnston is currently president of the Ohio Geological Society and a member of the board of directors of the Southeastern Ohio Oil and Gas Association. Mr. Johnston is a member of the American Association of Petroleum Geologists, the Society of Professional Well Log Analysts, the Ohio Geological Society and the Ohio Oil and Gas Association.

OBSERVER DESIGNATED BY REPRESENTATIVES

     In January 1997 the Company completed an underwritten public offering for shares of its Common Stock. Until January 1999, the Company was required to allow an observer designated by the underwriters of the offering, which was acceptable to the Company, to attend all meetings of the Board of Directors. The observer had no voting rights, was reimbursed for all out-of-pocket expenses incurred in attending meetings and received compensation equal to that received by outside directors. The observer was entitled to be indemnified by the Company against all claims, liabilities, damages, costs and expenses arising out of his or her participation at Board of Directors meetings. The underwriters appointed Anthony B. Petrelli, senior vice president of Neidiger/Tucker/Bruner, Inc. as the observer of meetings of the Board of Directors. Until January 1999, the Company agreed to hold meetings of its Board of Directors at intervals of not less than 90 days.

                       BOARD COMMITTEES AND MEETINGS

     The Company's Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     AUDIT COMMITTEE. The Audit Committee recommends to the Board of Directors the selection of independent accountants; approves the nature and scope of services to be performed by the independent accountants and reviews the range of fees for such services; confers with the independent accountants and reviews the results of the annual audit; reviews with the independent accountants the Company's internal auditing, accounting and financial controls; and reviews policies and practices regarding compliance with laws and conflicts of interest. Messrs. Yoakley (Chairman) and Walbe currently serve on the Audit Committee and Mr. Remine serves on the Audit Committee as a non-voting member. During 1998, the Audit Committee held two meetings.

     EXECUTIVE MANAGEMENT AND COMPENSATION COMMITTEE. The Executive Management and Compensation Committee (the "Compensation Committee") is responsible for recommending individuals to serve as officers, reviewing and recommending to the Board of Directors the timing and amount of compensation for the Chief Executive Officer and other key employees, including salaries, bonuses and other benefits. The Compensation Committee also is responsible for administering the Company's stock option and other equity-based incentive plans, recommending retainer and attendance fees for non-employee directors, reviewing for their adequacy and competitiveness compensation plans and awards as they relate to the Chief Executive Officer and other key employees and reviewing management's recommended annual budget and the Company's strategic plans. Messrs. Walbe (Chairman) and Yoakley currently serve on the Compensation Committee and Mr. Torrey serves on the Compensation Committee as a non-voting member. During 1998, the Compensation Committee held two meetings.

     The Board of Directors does not have a standing nominating committee. The Company will consider nominees for election to the Board of Directors submitted by shareholders. The Company's Charter provides that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary of the Company not less than 120 days before the date of notice of the meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting. Each such notice to the Secretary shall set forth: (i) the name, age, business address and residence address of each nominee proposed in the notice; (ii) the principal occupation or employment of each nominee; (iii) the number of shares of capital stock of the Company which are beneficially owned by each nominee; (iv) a statement that the nominee is willing to be nominated; and
(v) such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

     During the Company's last fiscal year, the Board of Directors held six regular meetings. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board of Directors on which each served (during the periods that each served).

                         COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a $3,000 annual retainer fee, plus $500 for each meeting of the Board that the director attends. In January of 1999, Messrs. Yoakley and Walbe were issued 1,000 shares of restricted stock each pursuant to the Company's Stock Option and Restricted Stock Plan of 1998. Directors who also are employees of the Company or its subsidiary receive no annual retainer and are not compensated for attendance at Board or committee meetings. The Company also reimburses directors for expenses associated with attending Board and committee meetings.

     Under the Company's Stock Option and Restricted Stock Plan of 1998, directors who are not employees of the Company may be granted stock options. Each outside director is to be granted an option to purchase 2,500 shares of Common Stock (as adjusted for stock splits) on the date of the director's initial appointment or election as a director and an option to purchase 2,500 shares (as adjusted for stock splits) annually on the date of each annual meeting after the director's appointment or election. Under the Stock Option and Restricted Stock Plan of 1998, the per share exercise price of options granted to outside directors is 100% of the market value of Common Stock on the date each option is granted. The term of each option may not exceed 15 years. Options granted to non-employee directors under this plan are Nonqualified Options.

     In December of 1998 the Board of Directors and the Compensation Committee authorized the reduction of the exercise price of certain common stock purchase warrants issued to non-employee directors and employees. These warrants were considered to be cancelled and reissued under the Company's Stock Option and Restricted Stock Plan of 1998. There are 19,000 shares of Common Stock issuable pursuant to these reissued options, including 10,000 in the aggregate owned equally by Messrs. Yoakley and Walbe, as non-employee directors. The exercise price has been reduced from an initial range of $5.25 to $6.50 per share, to a new exercise price of $4.50 per share. The options currently are exercisable and have various expiration dates.

                          EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following Summary Compensation Table shows certain information concerning the compensation earned during the fiscal years ended December

31, 1998 and 1997 by the Chief Executive Officer of the Company and each executive officer who earned in excess of $100,000 and who served in positions other than Chief Executive Officer at the end of the last completed fiscal year:

                        SUMMARY COMPENSATION TABLE
                                                                         LONG-TERM
                                                                        COMPENSATION
                                      ANNUAL COMPENSATION                  AWARDS
                               -----------------------------------      -------------
                                                                           NUMBER
                                                                          OF SHARES
      NAME AND                                                            UNDERLYING        ALL OTHER
  PRINCIPAL POSITION           YEAR        SALARY        BONUS<F1>        OPTIONS<F2>    COMPENSATION<F3>
----------------------         ----       --------       --------       -------------    ----------------
Charles P. Torrey, Jr.         1998       $194,775       $     --            62,978          $ 5,622
Chairman, Chief Executive      1997        180,000         52,500            32,978            6,052
Officer and Director

Richard S. Cooper              1998       $194,775       $     --            62,978          $ 5,761
President and Director         1997        180,000         52,500            32,978            5,166

Robert L. Remine               1998       $194,775       $     --            62,978          $ 7,946
Secretary, Treasurer           1997        180,000         52,500            32,778            7,875
and Director
---------------

<F1> Includes payments or accruals under the annual bonus program contained in each individual's employment agreement. See "Employment Contracts and Termination of Employment and Change in Control Arrangements" for a description of an amendment to the employment agreements with regard to bonuses earned by each individual in 1998.

<F2> Amounts reported for 1998 include the following number of options granted during 1998 which were subsequently canceled in connection with the Company's stock option exchange program effective January 1, 1999: Mr. Torrey - 30,000 options; Mr. Cooper - 30,000 options; and Mr. Remine - 30,000 options. Certain option grants reported for 1997 for each of the named executive officers (30,000 each) also were subsequently canceled effective January 1, 1999 in connection with the stock option exchange program.

<F3> The compensation listed in this column for 1998 consisted of: (i)
     Company contributions to the accounts of the named executive officers


                                     -20-

     under the Company's simplified employee pension plan (SEP) as follows:
     $4,571 for Mr. Torrey, $4,571 for Mr. Cooper and $4,571 for Mr. Remine; and (ii) payments made by the Company for the premiums on certain life insurance policies as follows: $1,051 for Mr. Torrey, $1,190 for Mr. Cooper and $3,375 for Mr. Remine.

STOCK OPTIONS AND STOCK OPTION REPRICINGS

     The Company's stock option plans are administered by the Compensation Committee of the Board of Directors which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option. The Board of Directors of the Company makes recommendations of stock incentive grants which the Compensation Committee will then consider.

     The following tables set forth information regarding stock options granted to the named executive officers during the fiscal year ended December 31, 1998:

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                      INDIVIDUAL GRANTS
                             --------------------------------------------------------------------
                                                 PERCENT OF
                                                   TOTAL
                             NUMBER OF            OPTIONS
                             SECURITIES          GRANTED TO         EXERCISE
                             UNDERLYING          EMPLOYEES            PRICE
                              OPTIONS            IN FISCAL             PER             EXPIRATION
      NAME                   GRANTED<F1>            YEAR            SHARE<F2>             DATE
----------------------       -----------         ----------         ---------          ----------
Charles P. Torrey, Jr.         30,000               29.4              $8.00              1/1/03
Richard S. Cooper              30,000               29.4              $8.00              1/1/03
Robert L. Remine               30,000               29.4              $8.00              1/1/03
-----------------

<F1> These represent options that were previously granted and have vested during 1998 under the Company's executive officer common stock purchase warrants program. All such options are exercisable for a term of five years after the vesting date.

<F2> Effective January 1, 1999, the exercise price for all options in this table was reduced to $4.50 per share.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUES(1)
                                         NUMBER OF                            VALUE OF
                                   SECURITIES UNDERLYING                     UNEXERCISED
                                   UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS
                                      FISCAL YEAR-END                     AT FISCAL YEAR-END
                              --------------------------------        ---------------------------
      NAME                    EXERCISABLE        UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE
----------------------        -----------        -------------        -----------   -------------
Charles P. Torrey, Jr.           62,978               --                   --             --
Richard S. Cooper                62,978               --                   --             --
Robert L. Remine                 62,978               --                   --             --
__________________

<F1> No named executive officer exercised any stock options in 1998.

     In December of 1998 the Board of Directors and the Compensation Committee authorized the reduction of the exercise price of certain common stock purchase warrants issued to non-employee directors and employees. These warrants were considered to be cancelled and reissued under the Company's Stock Option and Restricted Stock Plan of 1998. There are 19,000 shares of Common Stock issuable pursuant to these reissued options, including 10,000 in the aggregate owned equally by Messrs. Yoakley and Walbe, as non-employee directors. The exercise price has been reduced from an initial range of $5.25 to $6.50 per share, to a new exercise price of $4.50 per share. The options currently are exercisable and have various expiration dates.

     Also in December of 1998, the Board of Directors and the Compensation Committee authorized the reduction of the exercise price of 180,000 vested executive officer common stock purchase warrants issued in equal amounts to Messrs. Torrey, Remine and Cooper. The exercise price was reduced from $8.00 per share to $4.50 per share. It is the Company's intent to bring these warrants under the Stock Option and Restricted Stock Plan of 1998 if the proposed amendment to the Plan is adopted by the shareholders.

            EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                    AND CHANGE IN CONTROL ARRANGEMENTS

     CHARLES P. TORREY, JR., RICHARD S. COOPER AND ROBERT L. REMINE. The Company has entered into employment agreements with Charles P. Torrey, Jr., the Company's Chairman and Chief Executive Officer, Richard S. Cooper, the

Company's President, and Robert L. Remine, the Company's Secretary and Treasurer. Each of these employment agreements became effective January 1, 1997, continues for an initial term of five years and is subject to automatic annual renewal terms of one year each year thereafter. Base salary for each of the employment agreements is $180,000 per year, subject to an annual increase of at least 6% per year plus any additional amount that the Board of Directors may award. In addition, in each year in which the gross working interest revenue of the Company increases by at least 20% over its level in the preceding year, each of the employment agreements provides for a yearly performance bonus equal to 25% of the executive officer's base salary.

     In December of 1998, the Board of Directors amended the employment agreements of Messrs. Torrey, Cooper and Remine as follows: each individual was entitled to a 1998 cash performance bonus of $47,500 pursuant to their respective employment agreements. In an effort to reduce corporate cash outlays for the Company, an alternative criteria was adopted for payment of the 1998 cash performance payable to Messrs. Torrey, Cooper and Remine. Accordingly, the employment agreements of each individual were amended to provide that: (i) the criteria for determining entitlement to the yearly performance bonus will be growth in Company oil and gas reserves rather than gross working interest revenue; and (ii) the 1998 cash performance bonus will be a $57,000 bonus which will be earned and payable at the sooner of (a) sale of substantially all of the assets of the Company or participation of the Company in a merger or other business combination in which the Company is not the surviving entity, or (b) the 1998 growth in oil and gas reserves benchmark is met and the Company oil and gas reserves for 1999 increase 10% over the prior year.

     Messrs. Torrey, Cooper and Remine also were, pursuant to their respective employment agreements, entitled to acquire 1% of any Company well drilled in exchange for payment of 1% of the completion costs of any well selected. The value of the contractual right was estimated to be $75,000 per person. To maximize Company cash flow, management recommended and the Board adopted that the Company purchase from Messrs. Torrey, Cooper and Remine their working interest or right to working interest in Company wells described above for $75,000 payable interest only at the rate of 10% per annum with the principal due and payable at the earlier of three years or the date on which the Company is sold or merged in a transaction in which it is not the surviving entity.

     Under the employment agreements, Messrs. Torrey, Cooper and Remine also are entitled to receive the following: a nonaccountable automobile allowance of $1,000 per month and reimbursement of itemized fuel, cleaning and related expenses; a life insurance policy in the face amount of $500,000 (with the employee to name the beneficiary) provided the employee is insurable at standard rates (and if extra premiums are incurred to insure the life of the employee, the employee will be responsible for payment of such additional premiums or may accept such reduced death benefit as may be purchased for the cost of standard premiums); medical, health and hospitalization insurance as provided to other executive officers; participation in any bonus or profit-sharing plan, qualified salary deferral plan or pension plan now or in the future adopted by the Company; and three weeks paid vacation.

     In the event of Messrs. Torrey's, Cooper's or Remine's termination of employment by the Company with or without cause, each is entitled to be paid a severance allowance equal to 24 months' salary (less amounts required to be withheld and deducted) plus any performance bonus, ratably apportioned. In the event any of Messrs. Torrey, Cooper or Remine are terminated without cause, such termination shall be preceded by 120 days advance written notice. No advance written notice is required to be given by the Company for a termination with cause.

     Messrs. Torrey's, Cooper's and Remine's employment agreements each contain confidentiality provisions (generally requiring that all of the Company's confidential and proprietary data be kept confidential) and noncompetition provisions (generally providing that the employee will not directly or indirectly compete with the Company during the term of employment or for two years thereafter) for the benefit of the Company.

                       COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

     The Compensation Committee develops and recommends to the Board of Directors the compensation policies of the Company. The Compensation Committee also administers the Company's compensation plans and recommends for approval by the Board of Directors the compensation to be paid to the Chief Executive Officer and, with the advice of the Board of Directors, the other executive officers of the Company. The Compensation Committee consists of three directors, two of whom are not current or former employees of the Company or its subsidiary and one of whom is a non-voting member and the Company's Chief Executive Officer.

     The basic compensation philosophy of the Compensation Committee is to provide competitive salaries as well as competitive incentives to achieve superior financial performance. The Company's executive compensation policies are designed to achieve three primary objectives:

     - Attract and retain well-qualified executives who will lead the Company and achieve and inspire superior performance;

     - Provide incentives for achievement of specific short-term individual and corporate goals; and

     - Align the interests of management with those of the shareholders to encourage achievement of continuing increases in shareholder value.

     Executive compensation at the Company consists primarily of the following components: base salary and benefits; amounts paid (if any) under the annual bonus programs available to certain executive officers (see below); and participation in the Company's stock option and equity-based incentive plans. Each component of compensation is designed to accomplish one or more of the three compensation objectives described above.

BASE SALARY

     To attract and retain well-qualified executives, it is the Compensation Committee's policy to establish base salaries at levels and provide benefit packages that the Compensation Committee believes to be competitive. Base salaries of executives may be determined in part by comparing each executive's position with similar positions in companies of similar type, size and financial performance. In general, the Compensation Committee has targeted salaries to be commensurate with base salaries paid for comparable positions in comparable size companies. Other factors that have been considered by the Compensation Committee are the executive's performance, the executive's current compensation and the Company's performance (determined by reference to growth revenues from Company oil and gas reserves). The 1998 average base salary of executives increased over the previous year's level as a result of a combination of factors, including improved individual performance, improved performance by the Company and increased responsibilities.

ANNUAL BONUS PROGRAM

     To provide incentives and rewards for achievement of short-term goals, the Company has entered into employment agreements with Messrs. Torrey, Cooper, Remine and John M. Johnston, the Company's Vice President-Exploration and Development, (the "Executives"). The employment agreements, in addition to providing for employment and base salary, were designed to provide the Executives with the opportunity for bonuses based on the performance of the Company (the "Annual Bonus Program"). The Annual Bonus Program contained in each employment agreement provides that in each year in which the Company's oil and gas reserves increase by at least 20% compared to the level in the preceding year, the Executives will receive a yearly performance bonus equal to 25% of the executive's base salary. Payment of a bonus to the Executives for a fiscal year under the Annual Bonus Program is entirely contingent upon achievement of the performance levels established by the Compensation Committee. The measure of corporate performance under the Annual Program exceeded the targeted level for 1998. See "Employment Contracts and Termination of Employment and Change in Control Arrangements" for a description of a recent amendment to the payment terms of the Annual Bonus Program for 1998.

DISCRETIONARY BONUS PLANS

     In addition to bonuses paid based on corporate performance pursuant to the Annual Bonus Program, the Company also may pay annual incentive bonuses to employees based on individual performance goals. Bonuses based on individual performance will be paid on a discretionary basis, but, generally, only after the review and approval of the Compensation
Committee.

STOCK OPTION PLANS

     Awards under the Company's stock option plans are designed to encourage long-term investment in the Company by participating executives, more closely align executive and shareholder interests and reward executives and other key employees for building shareholder value. The Compensation Committee believes stock ownership by management is beneficial to all shareholders. The Compensation Committee administers all aspects of these plans and reviews, modifies (to the extent appropriate) and takes final action on any such awards.

     Under the Stock Option and Restricted Stock Plan of 1998, which previously has been adopted by the shareholders, the Compensation Committee may grant to executives and other key employees shares of restricted stock or rights to purchase stock at a price equal to the value of the stock on the date of grant. These shares are subject to certain restrictions that generally lapse over time.

     Under the Company's Stock Option Plan and Stock Option and Restricted Stock Plan of 1998, which previously have been adopted by the shareholders, the Compensation Committee may grant to executives and other key employees options to purchase shares of stock. The Compensation Committee reviews, modifies (to the extent appropriate) and takes final action on the amount, timing, price and other terms of all options granted to employees of the Company. The Compensation Committee is entitled to grant Incentive Stock Options and Nonqualified Options with an exercise price equal to the market price of Common Stock on the date of the grant. Under the terms and conditions of the plans, the Compensation Committee may, however, grant options with an exercise price above or below the market price on the date of grant.

     Under the Company's executive officer common stock purchase warrants program (the "Executive Warrants"), the Company has granted warrants to Messrs. Torrey, Cooper and Remine. The exercise price of the Executive Warrants was originally $8.00 per warrant, but this exercise price was reduced to $4.50 per share effective January 1, 1999. The Executive Warrants may be exercised at any time within five years from the date of vesting.

     In determining the number of shares of restricted stock and/or the number of options to be awarded to an executive, the Compensation Committee generally considers the levels of responsibility and compensation practices of similar companies. The Compensation Committee also considers the recommendations of management (except for awards to the Chief Executive Officer), the individual performance of the executive and the number of shares previously awarded to and exercised by the executive. As a general practice, both the number of shares granted and their proportion relative to the total number of shares granted increase in some proportion to increases in each executive's responsibilities.

REPORT ON REPRICING OF OPTIONS AND WARRANTS

     In December of 1998 the Board of Directors and the Compensation Committee authorized the reduction of the exercise price of certain common stock purchase warrants issued to non-employee directors and employees. These warrants were considered to be cancelled and reissued under the Company's Stock Option and Restricted Stock Plan of 1998. There are 19,000 shares of Common Stock issuable pursuant to these reissued options. The exercise price has been reduced from an initial range of $5.25 to $6.50 per share, to a new exercise price of $4.50 per share. The options currently are exercisable and have various expiration dates.

     Also in December of 1998, the Board of Directors and the Compensation Committee authorized the reduction of the exercise price of 180,000 vested executive officer common stock purchase warrants issued in equal amounts to Messrs. Torrey, Cooper and Remine. The exercise price was reduced from $8.00 per share to $4.50 per share. It is the Company's intent to bring these warrants under the Stock Option and Restricted Stock Plan of 1998 if the proposed amendment to the Plan is adopted by the shareholders.

CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation is based upon the policies and objectives discussed above.

     Effective January 1, 1997, the Company executed an employment agreement (the "Employment Agreement") with Mr. Torrey which provides for his continued service to the Company through December 31, 2002 (with evergreen provisions), as Chief Executive Officer. The Employment Agreement also is described in this Proxy Statement under the heading "Employment Contracts and Termination of Employment and Change in Control
Arrangements."

     Under the Employment Agreement, Mr. Torrey will receive a base salary in 1999 of $202,248. This amount is subject to an annual increase of at least 6% per year plus any additional amount that the Board of Directors
may award.   Mr. Torrey is entitled to participate in the Annual Bonus
Program and to receive fringe benefits similar to those provided to senior executives of the Company through the term of the Employment Agreement and any renewal period.

     Mr. Torrey's annual incentive bonus under the Annual Bonus Program is based upon the Company increasing its oil and gas reserves by 20% over the level reported for the prior fiscal year. Since the Company achieved the target provided in the Employment Agreement, the Compensation Committee recognized that Mr. Torrey was entitled to a 1998 annual bonus. See "Employment Contracts and Termination of Employment and Change in Control Arrangements" for a description of a recent amendment to the payment terms of the 1998 annual bonus.

     In 1998, Mr. Torrey was awarded options to purchase an additional 30,000 shares of Common Stock.

     During 1998, Mr. Torrey's base salary was commensurate with base salaries paid by similar companies to chief executive officers. Due to the Company's 1998 results, the Company believes that Mr. Torrey's salary and bonus and his total compensation were commensurate with amounts paid to chief executive officers by similar companies.

     All actions of the Compensation Committee attributable to 1998 compensation were unanimously approved by the Board of Directors.

                         Respectfully submitted,

                         Kim A. Walbe, Chairman
                         Douglas A. Yoakley
                         Charles P. Torrey, Jr.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998, the Company received $115,200 from affiliated oil and gas partnerships for drilling costs which were the responsibility of the affiliated oil and gas partnerships. As of December 31, 1998 approximately $59,002 was due from affiliated partnerships.

     In its role as operator of the oil and gas wells owned by various related partnerships, the Company charges a monthly wellhead and administrative fee of between $100 and $300 for each producing well. These fees totaled approximately $110,856 in 1998. In its role as general partner of a partnership which owns the gas pipeline and gathering system, the Company charges the partnership a management fee of $2,500 per month. The Company believes that such fees are representative of the fair value of the services provided.

     The Company, in its discretion and given the business environment existing at the time, chose not to collect certain amounts due from partnerships affiliated with the Company and also paid certain expenses due to third parties on behalf of such partnerships. In 1998, the Company paid approximately $192,837 on behalf of the partnerships. The Company is under no legal or contractual obligation to continue this activity, and there is no expectation that it will continue in future years.

     The Company has adopted a policy concerning material loans and advances (for amounts in excess of $1,000 outside the ordinary course of business) to Company employees, officers and directors which provides that all such loans or advances must be evidenced by a written loan agreement or promissory note, must be on terms that are fair and advantageous to the Company and must be approved by the Board of Directors. Furthermore, all transactions between the Company and any affiliate of the Company must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the directors, including a majority of disinterested directors.

     Douglas A. Yoakley, a director of the Company, is a founder of Pershing & Yoakley & Associates. Pershing & Yoakley & Associates, a public accounting firm, provided consulting services to the Company during 1998. The Company paid approximately $69,650 to Pershing & Yoakley & Associates in 1998.

     Kim A. Walbe, a director of the Company, is an independent consultant in the oil and gas industry. Walbe & Associates provided consulting services to the Company during 1998. The Company paid approximately $27,600 to Walbe & Associates in 1998.

     In the Company's primary fields of operations in southeastern Ohio substantially all the Company's completed wells are connected to the Company's gas gathering system (the "Ohio Gas Gathering System") which collects gas from wells in the field, sends it through compressor stations to enhance transportability and delivers it to pipelines. Much of the Ohio Gas Gathering System is owned by ESI Pipeline Operating L.P., an affiliate of the Company (the "Pipeline Operating Partnership"). The Company, for its own account and on behalf of the affiliated drilling partnerships it manages, has entered into a gas servicing agreement (the "Gas Servicing Agreement") with the Pipeline Operating Partnership pursuant to which all natural gas produced from wells connected to the Ohio Gas Gathering System is purchased by the Pipeline Operating Partnership and subsequently resold. The price received by the Company for its natural gas is a function of what the Pipeline Operating Partnership sells it for on the market (the "Adjusted Gas Price Spread"). The Gas Servicing Agreement provides for natural gas purchased from the Company and Affiliated Drilling Partnerships on a "net back" basis. As of December 31, 1998, the Adjusted Gas Price Spread with respect to the Gas Servicing Agreement was approximately $.55 per Mcf.

     In December of 1998 the Board of Directors approved a purchase option in favor of Mr. Torrey to purchase the Company's airplane in cash for an amount equal to its depreciated book value, but not less than 50% of its original cost.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 1998 fiscal year, the Company believes that its officers and directors complied with all applicable filing requirements during the Company's last fiscal year, except that Mr. Torrey filed one report which omitted two transactions that were later reported on Form 5; Mr. Remine filed one report which omitted six transactions that were later reported on Form 5; Mr. Walbe filed one report late involving one transaction; and Mr. Yoakley filed one report late involving two transactions.

                           SELECTION OF AUDITORS

     The Board of Directors has reappointed the firm of Plante & Moran, LLP as independent auditors of the Company for the current fiscal year.

     Plante & Moran, certified public accountants, has audited the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1998. Representatives of Plante & Moran, LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

                           SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by the Company not later than January 8, 2000, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such shareholder proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the attention of the Secretary of the Company, 280 Fort Sanders West Boulevard, Suite 200, Knoxville, Tennessee 37922. All other proposals of shareholders that are intended to be presented at the annual meeting in the year 2000 must be received by the Company not later than May 3, 2000 or they will be considered untimely.

                          SOLICITATION OF PROXIES

     Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. The Company has engaged Corporate Investor Communications, Inc. at an estimated cost of $10,000, plus expenses and disbursements, to assist in solicitation of proxies.

                        INCORPORATION BY REFERENCE

     This Proxy Statement incorporates by reference the information included in Item 8 ("Changes in and Disagreements With Accountants on Accounting and Financial Disclosure") of the Company's Annual Report on Form 10-KSB which was filed with the Securities and Exchange Commission on March 31, 1998.

By Order of the Board of Directors


Robert L. Remine, SECRETARY AND TREASURER

May 7, 1999

                     [ENERGY SEARCH INCORPORATED LOGO]



                      280 FORT SANDERS WEST BOULEVARD
                                 SUITE 200
                        KNOXVILLE, TENNESSEE 37922

                                APPENDIX A

                        ENERGY SEARCH, INCORPORATED

              STOCK OPTION AND RESTRICTED STOCK PLAN OF 1998

                               (AS AMENDED)


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the Stock Option and Restricted Stock Plan of 1998 (the "PLAN") for its directors, corporate and Subsidiary officers and other key employees. The Plan permits the grant or award of Options, Restricted Stock and Tax Benefit Rights.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide directors, officers and key employees of the Company and its Subsidiaries with an increased incentive to make significant contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain directors, officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted, administered and amended if necessary to achieve that purpose.


                                 SECTION 2

                                DEFINITIONS

     The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 Unless otherwise defined in the grant or agreement applicable to an Incentive Award, "Change in Control" means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an

Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors; (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Executive Management and Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board who shall be "Non-Employee Directors" as defined below and "outside directors" as defined in the regulations issued under Section 162(m) of the Code.

     2.6 "Common Stock" means the Common Stock of the Company, no par value.

     2.7 "Company" means Energy Search, Incorporated, a Tennessee corporation, and its successors and assigns.

     2.8 "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or any Subsidiary. Such participation may be by way of employment, consulting services, directorship or officership. Ownership of less than 3% of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

     2.9 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any of its Subsidiaries that the Committee determines to be in the best interests of the Company.

     2.10 "Continuing Directors" mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company's shareholders was approved by a vote of 3/4 of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as the term is used in Rule 14a-11 of Regulation 14A issued under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

     2.11 "Early Retirement" means the voluntary termination of all employment by a Participant with the written consent of the Committee after the Participant has attained 55 years of age and completed 10 years of service with the Company or any of its Subsidiaries.

     2.12 "Employee Benefit Plan" means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.

     2.13 "Excluded Holder" means (a) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.

     2.14 "Incentive Award" means the award or grant of a Option, Restricted Stock or Tax Benefit Right to a Participant pursuant to the Plan.

     2.15 "Market Value" shall equal the mean of the highest and lowest sales prices of shares of Common Stock on the Nasdaq SmallCap Market (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, or if the Nasdaq SmallCap Market (or any such successor) is closed on that date, the last preceding date on which the Nasdaq SmallCap Market (or any such successor) was open for trading and on which shares of Common Stock were traded.

     2.16 "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Act as in effect from time to time.

     2.17 "Normal Retirement" means the voluntary termination of all employment by a Participant after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.18 "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.

     2.19 "Participant" means a director, corporate officer or any key employee of the Company or its Subsidiaries who is granted an Incentive Award under the Plan.

     2.20 "Permitted Successor" means a company which, immediately following the consummation of a transaction specified in clauses (c) and

(d) of the definition of "Change in Control" above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company's outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately before the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors is comprised of Continuing Directors.

     2.21 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

     2.22 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.23 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.

     2.24 "Subsidiary" means any company or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

     2.25 "Tax Benefit Right" means any right granted to a Participant pursuant to Section 7 of the Plan.

     2.26 "Total Disability" means that the Participant, for physical or mental reasons, is unable to perform the essential functions of his or her duties for the Company for 120 consecutive days, or 180 days during any 12-month period.

                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan. Except as limited in this Plan, the Committee shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan, to supervise the administration of the Plan and the Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee may delegate recordkeeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the authority to: (a) determine whether and when Incentive Awards will be granted, the persons to be granted Incentive Awards, the amount of Incentive Awards to be granted to each person and the terms of the Incentive Awards to be granted; (b) determine and amend vesting schedules, if any; (c) permit delivery or withholding of stock in payment of the exercise price or to satisfy tax withholding obligations; and (d) waive any restrictions or conditions applicable to any Incentive Award. Incentive Awards shall be granted or awarded by the Committee, and Incentive Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.

     3.3 INDEMNIFICATION OF COMMITTEE MEMBERS. Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.3 of the Plan, a maximum of 1,000,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares may be authorized but unissued shares.

     4.2 LIMITATION UPON INCENTIVE AWARDS. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 50% of the total number of shares of Common Stock available for Incentive Awards under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan.

     4.3 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with Option prices, award limits and other appropriate terms of this Plan, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Award, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, expires or is terminated during the term of the Plan but before the exercise or vesting of the Incentive Award in full, the shares subject to but not purchased or retained by the Participant under such Incentive Award shall be available for other Incentive Awards. If shares subject to and otherwise deliverable upon the exercise of an Incentive Award are surrendered to the Company in connection with the exercise or vesting of an Incentive Award, the surrendered shares subject to the Incentive Award shall be available for other Incentive Awards.


                                 SECTION 5

                                  OPTIONS

     5.1  GRANT.

          (a) OFFICERS AND EMPLOYEES. Except as set forth below for Non-Employee Directors, a Participant may be granted one or more Options under the Plan. Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan. Subject to the limitation imposed by
     Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may designate whether or not an Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

          (b) NON-EMPLOYEE DIRECTORS. Subject to the limitation imposed by Section 4.2 and the adjustments imposed by Section 4.3, an Option to purchase 2,500 shares of Common Stock shall be granted automatically on the date of the Company's 1998 Annual Meeting of Shareholders and an Option to purchase an additional 2,500 shares of common Stock shall be granted automatically on the date of each successive annual meeting thereafter to each director of the Company who is, at the close of each such annual meeting, a Non-Employee Director. In addition, each Non-Employee Director shall at the time of his or her initial election or appointment be granted an Option to purchase 2,500 shares of Common Stock. Options shall be granted at an option price equal to the fair market value of the Common Stock at the date of grant of the Option. Options granted to Non-Employee Directors shall not be treated as incentive stock options under
     Section 422(b) of the Code.

     5.2 OPTION AGREEMENTS. Each Option shall be evidenced by an Option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines. To the extent not covered by the Option agreement, the terms and conditions of this Section 5 shall govern.

     5.3 OPTION PRICE. The per share Option price shall be determined by the Committee. The per share Option price of any Option intended to qualify as an incentive stock option under Section 422(b) of the Code shall be equal to or greater than 100% of the Market Value on the date of grant.
The date of grant of an Option shall be the date the Option is authorized by the Committee or a future date specified by the Committee as the date for issuing the Option.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise). The time and terms of payment may be amended before or after exercise of an Option (a) by the Committee in its sole discretion, if the terms of such amendment are more favorable to the Participant, or (b) in all other cases, by the Committee with the consent of the Participant. The Committee may from time to time authorize payment of all or a portion of the Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5 OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. No Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless (a) such Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock, and (b) the exercise of the Option after the expiration of five years from the date of grant of the Option is prohibited by its terms.

     5.6 LIMITS ON EXERCISABILITY. Options shall be exercisable for such periods and upon such conditions as may be fixed by the Committee. Options intended to qualify as incentive stock options shall have terms not to exceed 10 years from the grant date. Other options shall have terms not to exceed 15 years from the grant date. The Committee may in its discretion require a Participant to continue service with the Company and its Subsidiaries for a certain length of time prior to an Option becoming exercisable and may eliminate such delayed vesting provisions. The Committee also may vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan.

     5.7  TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Option agreement provide otherwise, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

          (b) OTHER RESTRICTIONS. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it deems advisable, including, without limitation, restrictions intended to assure compliance with applicable federal or state securities laws.

     5.8  TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

          (a) GENERAL. If a Participant ceases to be employed by or a director of the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability, termination for cause or any additional provision as determined by the Committee, the Participant may exercise an Option for a period of 90 days after such termination of employment or directorship, but only to the extent the Participant was entitled to exercise the Option on the date of termination and would be entitled to exercise the Option if employed (or serving as a director) at the date of exercise, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or
     (iv) a termination of employment with continued service as an officer or director. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH. If a Participant dies either while an employee or director of the Company or one of its Subsidiaries, or dies after termination of employment or directorship other than for cause and other than as a result of voluntary termination but during the time when the Participant could have exercised an Option under the Plan, the Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for a period of one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Option on the date of death or termination of employment or directorship, whichever first occurred, and would be entitled to exercise the Option if employed at the date of exercise, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (c) TOTAL DISABILITY. If a Participant ceases to be an employee or a director of the Company or one of its Subsidiaries due to the Participant's Total Disability, the Participant may exercise an Option for a period of one year following such termination of employment, but only to the extent the Participant was entitled to exercise the Option on the date of such event, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (d) ADDITIONAL PROVISIONS IN OPTION AGREEMENTS. The Committee may, in its sole discretion, provide by resolution or by including provisions in any Option agreement entered into with a Participant that the Participant may exercise any outstanding options upon termination due to Early Retirement, Normal Retirement or Consensual Severance for a period of time after such termination as may be determined by the Committee, PROVIDED that (i) such period may not extend beyond the earlier of three years after the date of termination or the date on which the Options expire by their terms, (ii) the Participant may exercise the Option only to the extent the Participant was entitled to exercise the Option on the date of termination, and
     (iii) the Participant shall have no further right to exercise any Options after termination due to Early Retirement, Normal Retirement or Consensual Severance if the Committee determines the Participant has entered into Competition with the Company.

          (e) VOLUNTARY TERMINATION. Except as provided in Section 5.8(d), if a Participant voluntarily terminates employment with the Company or one of its Subsidiaries, the Participant shall have no further right to exercise any Option previously granted, unless the terms of the Option Agreement provide otherwise.

          (f) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any outstanding unexercised Option issued under the Plan.

          (g) SUSPENSION OF EXERCISABILITY. If the Participant receives notice from the Company that the Participant may be terminated for cause, the Participant shall have no right to exercise any Options previously granted for a period of 60 days from the receipt of such notice. If the Participant is terminated for cause within such 60-day period, the Participant shall have no further right to exercise any Option previously granted. If the Participant is not terminated for cause within the 60-day period, the provisions of the Option agreement and the Plan shall continue to apply to the exercisability of the Participant's Options.


                                 SECTION 6

                             RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Restricted Stock shall be awarded on the condition that the Participant remain in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

     6.2 RESTRICTED STOCK AGREEMENTS. Each award of Restricted Stock shall be evidenced by a Restricted Stock agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

     6.3  TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

          (a) GENERAL. If a Participant ceases to be employed by or a director of the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability or any other additional provisions as determined by the Committee pursuant to
     Section 6.3(c), then any shares of Restricted Stock still subject to restrictions on the date of such termination automatically shall be forfeited and returned to the Company. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as an officer or director. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH OR TOTAL DISABILITY. Unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates employment or directorship with the Company or one of its Subsidiaries because of death or Total Disability during the Restricted Period, the restrictions applicable to the shares of Restricted Stock automatically shall terminate and the Restricted Stock shall vest as of the date of termination.

          (c) ADDITIONAL PROVISIONS AS DETERMINED BY COMMITTEE. The Committee may, in its sole discretion, provide provisions in any Restricted Stock agreement permitting, or by resolution approve, vesting of all or part of any Restricted Stock awarded to a

     Participant upon termination due to Early Retirement, Normal
     Retirement, Consensual Severance or a Change in Control.

     6.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement provide otherwise, shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 6.3 or 6.4(b) or by will or the laws of descent and distribution.

          (b) SURRENDER TO THE COMPANY. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 6.3 and 6.4(a), the Participant's right to the Restricted Stock immediately shall cease and terminate, and the Participant promptly shall forfeit and surrender to the Company all such Restricted Stock.

          (c) OTHER RESTRICTIONS. The Committee may impose other restrictions on any Restricted Stock as the Committee deems advisable.

     6.5 RIGHTS AS A SHAREHOLDER. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

     6.6  DEPOSIT OF CERTIFICATES; LEGENDING OF RESTRICTED STOCK.

          (a) DEPOSIT OF CERTIFICATES. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant Participant and deposited, together with a stock power endorsed in blank, with the Company. In the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Participant. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

          (b) LEGEND. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events. A copy of that agreement is on file in the office of the Corporation.

     6.7 RESALE. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.


                                 SECTION 7

                            TAX BENEFIT RIGHTS

     7.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a non-qualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus any other applicable state and local tax against which the Company is entitled to a deduction or credit by reason of exercise of the Option or the disqualifying disposition.

     7.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to an Option issued and outstanding or to be issued under the Plan or any other Plan of the Company or its Subsidiaries that has been approved by the shareholders as of the effective date of the Plan and may be granted concurrently with or after the grant of the Option. Such rights with respect to outstanding Options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price or otherwise impair the Participant's existing Options.

     7.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to Options under the Plan or any other plan of the Company and those terms and conditions shall be set forth in written agreements. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time before the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the Option price, unless otherwise provided by the Committee.


                                 SECTION 8

                             CHANGE IN CONTROL

     Without in any way limiting the Committee's discretion, the Committee may include in any Incentive Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Incentive Awards upon a Change in Control of the Company. The Committee may also include provisions for Participants to receive cash in lieu of outstanding Options upon a Change in Control of the Company.


                                 SECTION 9

                            GENERAL PROVISIONS

     9.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award, and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Awards. The terms and conditions of the Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     9.2  WITHHOLDING.  The Company or a Subsidiary shall be entitled to
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock.

     9.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     9.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     9.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     9.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.

     9.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                SECTION 10

                  EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan shall take effect April 13, 1998, which is the day of approval by the Board of Directors, provided, that any Incentive Awards granted prior to shareholder approval shall be subject to approval of the Plan by the Company's shareholders at a regular or special meeting. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under this Plan after April 12, 2008.


                                SECTION 11

                         TERMINATION AND AMENDMENT

     The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Incentive Award. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

                                APPENDIX B


                                  [FRONT]
PROXY                                                                 PROXY

                        ENERGY SEARCH, INCORPORATED
                      280 FORT SANDERS WEST BOULEVARD
                                 SUITE 200
                        KNOXVILLE, TENNESSEE 37922

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder hereby appoints Charles P. Torrey and Robert L. Remine, and each of them, each with full power of substitution, proxies to represent the shareholder listed on the reverse side of this Proxy and to vote all shares of Common Stock of Energy Search, Incorporated that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the Gettysvue Country Club, 9317 Linksvue Drive, Knoxville, Tennessee, on Thursday, June 17, 1999, at 10:00 a.m., local time, and any adjournment of that meeting.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS AND FOR APPROVAL OF EACH PROPOSAL IDENTIFIED ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS
                PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  [BACK]

                        ENERGY SEARCH, INCORPORATED
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1.  ELECTION OF DIRECTORS-                                          For All
    Nominees: Richard S. Cooper and            For     Withheld     Except
    Douglas A. Yoakley
    (INSTRUCTION:  TO WITHHOLD AUTHORITY       [ ]       [ ]          [ ]
    TO VOTE FOR ANY INDIVIDUAL NOMINEE,
    STRIKE THROUGH THAT NOMINEE'S NAME
    IN THE LIST ABOVE.)

    Your Board of Directors Recommends that
      You Vote FOR ALL NOMINEES


2.  Proposal to adopt amendment to Stock           For    Against   Abstain
    Option and Restricted Stock Plan of
    1998                                           [ ]      [ ]       [ ]

    Your Board of Directors Recommends that
      You Vote FOR this Proposal



                                       Dated: ______________________, 1999
                                       ___________________________________
                                       ___________________________________
                                       Signature of Shareholder(s)

                                       IMPORTANT -- Please sign exactly as
                                       your name(s) appears on this Proxy.
                                       When signing on behalf of a
                                       corporation, partnership, estate or
                                       trust, indicate title or capacity
                                       of person signing.  IF SHARES ARE
                                       HELD JOINTLY, EACH HOLDER SHOULD
                                       SIGN.